UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
  Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 14, 2002
                                                       -------------------


                         Shelbourne Properties III, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


  Delaware                           0-16343                     04-3502381
---------------                    ------------              -------------------
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


527 Madison Avenue,
16th Floor, New York, NY                                            10022
-----------------------------------------                       ------------
 (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code   (212) 319-2600
                                                  -----------------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events

         On February 14, 2002, Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. ("Shelbourne Properties III") (collectively, the "Companies") announced the consummation of a transaction (the "Transaction") whereby the Companies have (i) purchased each of the advisory agreements (the "Advisory Agreements") between the Companies and an affiliate of Presidio Capital Investment Company, LLC ("Presidio") and (ii) repurchased all of the shares of capital stock in the Companies held by Presidio (the "Shares").

         Pursuant to the Transaction, for the Advisory Agreements and the Shares, the Companies are paying Presidio an aggregate of $44 million in cash, preferred partnership interests in their respective operating partnerships with a liquidation preference of $2.5 million, and notes with an aggregate stated amount of between $54.3 million and $58.3 million, depending upon the timing of the repayment of the notes.

         Pursuant to the Transaction, Shelbourne Properties III is paying Presidio approximately $11.8 million in cash and its operating partnership, Shelbourne Properties III, L.P. ("Shelbourne LP"), is issuing preferred partnership interests with an aggregate liquidation preference of $672,178, and a note with a stated amount of between approximately $14.6 million and $15.7 million, depending upon the timing of the repayment of the note.

         The Transaction was unanimously approved by the Boards of Directors of each Company after recommendation by their respective Special Committees comprised of the Companies' three independent directors.

         Houlihan Lokey Howard & Zukin Capital served as financial advisor to the Special Committees of the Companies and rendered a fairness opinion to the Special Committees with respect to the Transaction.

         The foregoing description of the Transaction does not purport to be complete, and it is qualified in its entirety by reference to the Purchase and Contribution Agreement, dated as of February 14, 2002, the Secured Promissory Note, dated February 14, 2002 and the Partnership Unit Designations of Class A Preferred Partnership Units of Shelbourne Properties III, L.P., copies of which are attached as Exhibits 99.1, 99.2 and 99.3, respectively, and which are incorporated by reference herein.


Item 7. Financial Statements and Exhibits

         (a)      Financial statements of businesses acquired

                  None.

         (b)      Pro forma financial information

                  None.

         (c)      Exhibits

                  4 Amendment of Shareholder Rights Agreement between Shelbourne Properties III, Inc. and American Stock Transfer & Trust Company, as rights agent, dated as of February 14, 2002.

                  99.1 Purchase and Contribution Agreement, dated as of February 14, 2002, by and among Presidio, certain subsidiaries of Presidio, NorthStar Capital Investment Corp., Shelbourne Management LLC, Shelbourne Properties I, Inc., Shelbourne Properties II, Inc., Shelbourne Properties III, Inc., Shelbourne Properties I, L.P., Shelbourne Properties II, L.P. and Shelbourne Properties III, L.P.

                  99.2 Secured Promissory Note between Shelbourne Properties III, L.P. and Shelbourne Management Company, LLC, dated as of February 14, 2002.

                  99.3 Partnership Unit Designation of the Class A Preferred Partnership Units of Shelbourne Properties III, L.P.

                  99.4 Joint press release issued by Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. on February 14, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SHELBOURNE PROPERTIES III, INC.


Date:    February 14, 2002                  By:     /s/ Dallas E. Lucas
                                                -------------------------------
                                                Name:  Dallas E. Lucas
                                                Title: Treasurer

                                  EXHIBIT INDEX

Exhibit
   No.            Description
--------          -----------

   4 Amendment of Shareholder Rights Agreement between Shelbourne Properties III, Inc. and American Stock Transfer & Trust Company, as rights agent, dated as of February 14, 2002.

   99.1 Purchase and Contribution Agreement, dated as of February 14, 2002, by and among Presidio, certain subsidiaries of Presidio, NorthStar Capital Investment Corp., Shelbourne Management LLC, Shelbourne Properties I, Inc., Shelbourne Properties II, Inc., Shelbourne Properties III, Inc., Shelbourne Properties I, L.P., Shelbourne Properties II, L.P. and Shelbourne Properties III, L.P.

   99.2 Secured Promissory Note between Shelbourne Properties III, L.P. and Shelbourne Management Company, LLC, dated as of February 14, 2002.

   99.3 Partnership Unit Designation of the Class A Preferred Partnership Units of Shelbourne Properties III, L.P.

   99.4 Joint press release issued by Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. on February 14, 2002.